Exhibit 1.1

$700,000,000

CITIZENS COMMUNICATIONS COMPANY

UNDERWRITING AGREEMENT

November 8, 2004

J.P. Morgan Securities Inc.

As Representative of the
several Underwriters listed
in Schedule 1 hereto

c/o J.P. Morgan Securities Inc.

270 Park Avenue

New York, New York 10017

Ladies and Gentlemen:

Citizens Communications Company, a Delaware corporation (the “COMPANY”), proposes to issue and sell to the several Underwriters listed in Schedule 1 hereto (the “UNDERWRITERS”), for whom J.P. Morgan Securities Inc. is  acting as representative (the “REPRESENTATIVE”), $700,000,000 principal amount of its 6 ¼ % Senior Notes due 2013 (the “NOTES”).  The Notes will be issued pursuant to an Indenture dated May 23, 2001 (the “BASE INDENTURE”), as supplemented by the Third Supplemental Indenture, to be dated as of November 12, 2004, between the Company and JPMorgan Chase Bank (formerly The Chase Manhattan Bank), as Trustee (the “TRUSTEE”).  The Base Indenture, as supplemented by the Third Supplemental Indenture, is referred to herein as the “INDENTURE”.  The Notes are more fully described in the Prospectus Supplement hereinafter mentioned.

The Company has filed with the Securities and Exchange Commission (the “COMMISSION”) a registration statement, including a prospectus, relating to the debt securities to be issued from time to time by the Company and has filed with, or transmitted for filing to, or shall promptly hereafter file with or transmit for filing to, the Commission a final prospectus supplement (the “PROSPECTUS SUPPLEMENT”) specifically relating to the Notes pursuant to Rule 424 under the Securities Act of 1933, as amended (the “SECURITIES ACT”).  The term “REGISTRATION STATEMENT” means the registration statement, including the exhibits thereto and the documents incorporated by reference therein, as amended to the date of this Agreement.  After filing of any registration statement pursuant to Rule 462(b) of the Securities Act, the term “Registration Statement” shall include such Rule 462(b) registration statement.  The term “BASIC PROSPECTUS” means the prospectus included in the Registration Statement at the time it was declared effective by the Commission.  The term “PROSPECTUS” means the Basic Prospectus together with the Prospectus Supplement.  The term “PRELIMINARY PROSPECTUS” means a preliminary prospectus supplement specifically relating to the Notes, together with the Basic Prospectus, that was used prior to the execution of this Agreement.  As used herein, the terms “Basic Prospectus”, “Prospectus” and “preliminary prospectus” shall include in each case the documents, if any, incorporated by reference therein.  The terms “SUPPLEMENT”, “AMENDMENT” and “AMEND” as used herein shall include all documents deemed to be incorporated by reference in the Prospectus that are filed subsequent to the date of the Basic Prospectus by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “EXCHANGE ACT”).

1.             REPRESENTATIONS AND WARRANTIES.  The Company represents and warrants to and agrees with each of the Underwriters that:

(a)           The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the knowledge of the Company, threatened by the Commission.

(b)           (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Prospectus complied when filed or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder and none of such documents contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements in such documents, in light of the circumstances under which they were made, not misleading, (ii) the Registration Statement, when it became effective, did not contain, and the Registration Statement, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement (as of its effective date) and the Prospectus (as of the date of the then most recent supplement thereto) complied, and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, and (iv) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply (A) to statements or omissions in the Registration Statement or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use therein or (B) to that part of the Registration Statement that constitutes the Statement of Eligibility (Form T-1) under the Trust Indenture Act of 1939, as amended (the “TRUST INDENTURE ACT”), of the Trustee.

(c)           The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(d)           Each subsidiary of the Company set forth on Schedule 2 attached hereto (each, a “SIGNIFICANT SUBSIDIARY”) has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole; all of the issued shares of capital stock of each Significant Subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly, free and clear of all liens, encumbrances, equities or claims.

(e)           This Agreement has been duly authorized, executed and delivered by the Company.

(f)            The Indenture has been duly qualified under the Trust Indenture Act and has been duly authorized, executed and delivered by the Company and is a valid and legally binding agreement of the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting creditors’ rights generally and general principles of equity.

(g)           The Notes have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement will be entitled to the benefits of the Indenture and will be valid and legally binding obligations of the Company, in each case enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting creditors’ rights generally and general principles of equity.

(h)           The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement, the Indenture and the Notes, as applicable, (collectively, the “TRANSACTION DOCUMENTS”) will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, except where such violation, default, lien, charge, or encumbrance would not have a material adverse effect on the consolidated financial position, results of operations or business of the Company and its subsidiaries, taken as a whole (a “MATERIAL ADVERSE EFFECT”); (ii) contravene any provision of applicable law or the certificate of incorporation or by-laws of the Company; or (iii) result in the violation of any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any of its subsidiaries, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, the Indenture and the Notes, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Notes and except in the case of this clause (iii) where any such violation or failure to obtain a consent or other approval would not cause a Material Adverse Effect or prevent the consummation of the transaction contemplated hereby.

(i)            Each Transaction Document conforms in all material respects to the description thereof contained in the Prospectus.

(j)            Since the date as of which information is given in the Registration Statement and the Prospectus (exclusive of amendments or supplements after the date hereof) and as of the date hereof, except as otherwise stated therein, (i) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs, management or operations of the Company and its subsidiaries, taken as a whole, whether or not arising in the ordinary course of business, (ii) none of the Company or any of its subsidiaries has incurred any material liability or obligation, direct or contingent, other than in the ordinary course of business, (iii) none of the Company or any of its subsidiaries has entered into any material transaction other than in the ordinary course of business and (iv) there has not been any change in the capital stock or long-term debt of the Company or any of its subsidiaries, or any dividend or distribution of any kind declared, paid or made by the Company or any of its subsidiaries on any class of its capital stock, or any redemption in respect thereof, except that capital stock may have changed due to the exercise of stock options and grants of restricted stock in the ordinary course of business and the conversion of the Company Obligated Mandatorily Redeemable Convertible Preferred Securities due 2036.

(k)           There are (i) no legal or governmental proceedings pending or, to the knowledge of the Company, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described and which, if determined adversely to the Company or any of its subsidiaries, would have a Material Adverse Effect or (ii) any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed or incorporated by reference as exhibits to the Registration Statement that are not described, filed or incorporated as required.

(l)            Each preliminary prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and did not and, as supplemented will not contain at the time of such supplement, any untrue statement of a material fact or omit to state a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (except that, for the avoidance of doubt, the Company is issuing $700,000,000 aggregate principal amount of the Notes).

(m)          The Company is not and, after giving effect to the offering and sale of the Notes and the application of the proceeds thereof as described in the Prospectus, will not be an “investment company” or a company controlled by an investment company as such term is defined in the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

(n)           The Company is not a “public utility holding company” within the meaning of the Public Utility Holding Company Act of 1935, as amended (the “PUBLIC UTILITY HOLDING COMPANY ACT”), and the rules and regulations of the Commission thereunder.

(o)           The Company and its subsidiaries (i) are, to the Company’s best knowledge, in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“ENVIRONMENTAL LAWS”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are, to the Company’s best knowledge, in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not have a Material Adverse Effect.

(p)           Except as disclosed in the Prospectus, there are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any per-

mit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would have a Material Adverse Effect.

(q)           All of the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable.

(r)            KPMG LLP are independent certified public accountants with respect to the Company and its subsidiaries (i) as required by the Securities Act and the rules and regulations of the Commission thereunder and (ii) within the meaning of Rule 101 of the Code of Professional Conduct of the American Institute of Certified Public Accountants and its interpretations and rulings thereunder.  The financial statements (including the related notes) contained or incorporated by reference in the Prospectus comply as to form in all material respects with the applicable requirements under the Securities Act and the Exchange Act; such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods covered thereby and fairly present in all material respects the financial position of the entities purported to be covered thereby at the respective dates indicated and the results of their operations and their cash flows for the respective periods indicated; and the financial information contained or incorporated by reference in the Prospectus is derived from the accounting records of the Company and its subsidiaries and fairly present in all material respects the information purported to be shown thereby.  The other financial and statistical information and data included in the Prospectus are, in all material respects, fairly presented.

(s)           The Company and each of its subsidiaries possess all material licenses, certificates, authorizations and permits issued by, and have made all declarations and filings with, the appropriate federal, state or foreign regulatory agencies or bodies which are necessary or desirable for the ownership of their respective properties or the conduct of their respective businesses as described in the Prospectus, except where the failure to possess or make the same would not, singularly or in the aggregate, have a Material Adverse Effect, and neither the Company nor any of its subsidiaries has received notification of any revocation or modification of any such license, certificate, authorization or permit or has any reason to believe that any such license, certificate, authorization or permit will not be renewed in the ordinary course in each case where such revocation, modification or failure of renewal would have a Material Adverse Effect.

(t)            There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith that are currently in effect, including Section 402 relating to loans and Sections 302 and 906 relating to certifications.

2.             TERMS OF PUBLIC OFFERING.  The Company is advised by the Representative that the Underwriters propose to make a public offering of their respective portions of the Underwriters’ Notes as soon after this Agreement has been entered into as in the Representative’s judgment is advisable.  The terms of the public offering of the Underwriters’ Notes are set forth in the Prospectus.  The Company acknowledges and agrees that the Underwriters may offer and sell Notes to or through any affiliate of an Underwriter and that any such affiliate may offer and sell Notes purchased by it to or through any Underwriter.

3.             PAYMENT AND DELIVERY.  The Company hereby agrees to issue and sell the Notes to the several Underwriters as provided in this Agreement, and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Company the respective principal amount of Notes set forth opposite such Underwriter’s name in Schedule 1 hereto at a price equal to 98.00% of the principal amount thereof plus accrued interest, if any, from November 12, 2004 to the Closing Date (as defined below).  The Company will not be obligated to deliver any of the Notes except upon payment for all the Notes to be purchased as provided herein.

Payment for and delivery of the Notes will be made at the offices of Cahill Gordon & Reindel LLP, 80 Pine Street, New York, New York at 10:00 A.M., New York City time, on November 12, 2004, or at such other time or place on the same or such other date, as the Representative and the Company may agree upon in writing.  The time and date of such payment and delivery is referred to herein as the “CLOSING DATE”.

Payment for the Notes shall be made by wire transfer in immediately available funds to the account(s) specified by the Company to the Representative against delivery to the nominee of The Depository Trust Company, for the account of the Underwriters, of one or more global notes representing the Notes (collectively, the “GLOBAL NOTE”), with any transfer taxes payable in connection with the sale of the Notes duly paid by the Company.  The Global Note will be made available for inspection by the Representative not later than 1:00 P.M., New York City time, on the business day prior to the Closing Date.

4.             CONDITIONS TO THE UNDERWRITERS’ OBLIGATIONS.  The several obligations of the Underwriters are subject to the following conditions:

(a)           Subsequent to the execution and delivery of the Underwriting Agreement and prior to the Closing Date:

(i)      there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company’s securities by any “nationally recognized statistical rating organization,” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and

(ii)     there shall not have occurred any change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business affairs, management or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) that, in the judgment of the Representative, is material and adverse and that makes it, in the judgment of the Representative, impracticable to proceed with the offering, sale or delivery of the Notes on the terms and in the manner contemplated in the Prospectus.

(b)           The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in Section 4(a)(i) above and to the effect that as of the Closing Date, the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied in all material respects all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.  The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(c)           The Underwriters shall have received on the Closing Date an opinion of Shearman & Sterling LLP, outside counsel for the Company, dated the Closing Date, to the effect as set forth in Exhibit A hereto.

(d)           The Underwriters shall have received on the Closing Date an opinion of Finn Dixon & Herling LLP, outside counsel for the Company, dated the Closing Date, to the effect as set forth in Exhibit B hereto.

(e)           The Company shall have furnished an opinion of L. Russell Mitten, Senior Vice President and General Counsel of the Company, to the effect as set forth in Exhibit C hereto.

(f)            The Underwriters shall have received on the Closing Date an opinion of Cahill Gordon & Reindel LLP, special counsel for the Underwriters, dated the Closing Date, with respect to such matters as the Representative may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(g)           The Underwriters shall have received on the date of this Agreement and on the Closing Date letters, dated respectively the date of this Agreement and the Closing Date, in form and substance satisfactory to the Underwriters, from the Company’s independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Prospectus.

5.             COVENANTS OF THE COMPANY.  In further consideration of the agreements of the Underwriters herein contained, the Company covenants with each Underwriter as follows:

(a)           To advise the Underwriters promptly and, if requested, confirm such advice in writing, of the happening of any event which makes any statement of a material fact made in the Registration Statement or the Prospectus untrue or which requires the making of any additions to or changes in the Registration Statement or the Prospectus (as amended or supplemented from time to time) in order to make the statements therein (in the case of the Prospectus, in the light of the circumstances under which they were made) not misleading; to advise the Underwriters promptly of any order preventing or suspending the use of the Prospectus, of any suspension of the qualification of the Notes for offering or sale in any jurisdiction and of the initiation or threatening of any proceeding for any such purpose; and to use its reasonable best efforts to prevent the issuance of any such order preventing or suspending the use of the Registration Statement or the Prospectus or suspending any such qualification and, if any such suspension is issued, to obtain the lifting thereof at the earliest possible time.

(b)           To furnish the Representative, without charge, upon request, one conformed copy of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and to furnish the Representative in New York City, without charge, prior to 10:00 a.m. New York City time on the second business day next succeeding the date of this Agreement and during the period mentioned in Section 5(c) below, as many copies of the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto or to the Registration Statement as the Representative may reasonably request.

(c)           Before amending or supplementing the Registration Statement or the Prospectus with respect to the Notes, to furnish to the Representative a copy of each such proposed amend-

ment or supplement and not to file any such proposed amendment or supplement to which the Representative reasonably objects.

(d)           If, during such period after the first date of the public offering of the Notes as in the opinion of counsel for the Underwriters the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses the Representative will furnish to the Company) to which Notes may have been sold by the Representative on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

(e)           To use their reasonable efforts to qualify the Notes for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representative shall reasonably request.

(f)            To make generally available to the Company’s security holders and to the Representative as soon as practicable an earning statement covering a twelve-month period beginning on the first day of the first full fiscal quarter after the date of this Agreement, which earning statement shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.  If such fiscal quarter is the last fiscal quarter of the Company’s fiscal year, such earning statement shall be made available not later than 90 days after the close of the period covered thereby and in all other cases shall be made available not later than 45 days after the close of the period covered thereby.

(g)           To assist the Underwriters in arranging for the Notes to be eligible for clearance and settlement through The Depository Trust Company (“DTC”).

(h)           During the period beginning on the date of this Agreement and continuing to and including the 30th day after the Closing Date, not to, and to cause its affiliates not to, offer, sell, contract to sell or otherwise dispose of any debt securities of the Company or warrants to purchase debt securities of the Company substantially similar to the Notes (other than (i) the Notes and (ii) commercial paper issued in the ordinary course of business), without the prior written consent of the Representative.

(i)            To apply the net proceeds from the sale of the Notes as set forth in the Prospectus under the heading “Use of Proceeds”.

(j)            Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the registration and delivery of the Notes under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Prospectus and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Notes to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or legal investment memorandum in connection with the offer and sale of the Notes under state law and all expenses in connection with the qualification of the Notes for offer and sale under state law as provided in Section 5(d) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or legal investment memorandum, (iv) the fees and disbursements of the Company’s counsel and accountants and of the Trustee and its counsel, (v) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Notes by the National Association of Securities Dealers, Inc., if required, (vi) any fees charged by the rating agencies for any rating of the Notes, (vii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Notes, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and, with the prior approval of the Company, any such consultants, and the reasonable cost of any aircraft chartered in connection with the road show with the prior approval of the Company, and (viii) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section.  It is understood, however, that except as provided in this Section, Section 6 entitled “Indemnity and Contribution” and the last paragraph of Section 8 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, and any advertising expenses connected with any offers they may make.

6.             INDEMNITY AND CONTRIBUTION.  (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim as such expenses are incurred) that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or that arise out of, or are based upon, any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities that arise out of, or are based upon, any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use therein.

(b)           Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto.

(c)           In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either Section 6(a) or 6(b), such person (the “INDEMNIFIED PARTY”) shall promptly notify the person against whom such indemnity may be sought (the “INDEMNIFYING PARTY”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay reasonable fees and disbursements of such counsel related to such proceeding.  In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.  It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred.  Such firm shall be designated in writing by the Representative, in the case of parties indemnified pursuant to Section 6(a) above, and by the Company, in the case of parties indemnified pursuant to Section 6(b) above.  The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.  Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (x) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)           To the extent the indemnification provided for in Section 6(a) or 6(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Notes or (ii) if the allocation provided by clause 6(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 6(d)(i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.  The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Notes shall be deemed to be in the same respective proportions as the net proceeds from the offering of such Notes (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus Supplement, bear to the aggregate public offering price of the Notes.  The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Underwriters’ respective obligations to contribute pursuant to this Section 6 are several in proportion to the respective principal amounts of Notes they have purchased hereunder, and not joint.

(e)           The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 6 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 6(d).  The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Section 6, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Notes underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The remedies provided for in this Section 6 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f)            The indemnity and contribution provisions contained in this Section 6 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter or the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Notes.

7.             TERMINATION.  This Agreement shall be subject to termination by notice given by the Representative to the Company, if (a) after the execution and delivery of the Underwriting Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in the judgment of the Representative, is material and adverse and (b) in the case of any of the events specified in clauses 7(a)(i) through 7(a)(iv), such event, singly or together with any other such event, makes it, in the judgment of the Representative, impracticable to proceed with the offering, sale or delivery of the Notes on the terms and in the manner contemplated in the Prospectus.

8.             DEFAULTING UNDERWRITERS.  If, on the Closing Date, any one or more of the Underwriters shall fail or refuse to purchase Underwriters’ Notes that it has or they have agreed to purchase hereunder on such date, and the aggregate amount of Underwriters’ Notes which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate amount of the Underwriters’ Notes to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the amount of Underwriters’ Notes set forth opposite their respective names in the Underwriting Agreement bears to the aggregate amount of Underwriters’ Notes set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Representative may specify, to purchase the Underwriters’ Notes which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; PROVIDED that in no event shall the amount of Underwriters’ Notes that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 8 by an amount in excess of one-ninth of such amount of Underwriters’ Notes without the written consent of such Underwriter.  If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Underwriters’ Notes and the aggregate amount of Underwriters’ Notes with respect to which such default occurs is more than one-tenth of the aggregate amount of Underwriters’ Notes to be purchased on such date, and arrangements satisfactory to the Representative and the Company for the purchase of such Underwriters’ Notes are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company.  In any such case either the Representative or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected.  Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

9.             COUNTERPARTS.  This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

10.           APPLICABLE LAW.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

11.           HEADINGS.  The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours

CITIZENS COMMUNICATIONS COMPANY

By:	/s/ Donald B. Armour
	Name:	Donald B. Armour
	Title:	Senior Vice President, Finance & Treasurer

Accepted:  November 8, 2004

J.P. MORGAN SECURITIES INC.

For itself and on behalf of the
several Underwriters listed
in Schedule 1 hereto

By:	/s/ Richard P. Gabriel
Authorized Signatory
Richard P. Gabriel, V.P.

Schedule 1

Underwriter	Principal Amount
J.P. Morgan Securities Inc.	$227,500,000
Morgan Stanley & Co. Incorporated	227,500,000
Banc of America Securities LLC	105,000,000
Greenwich Capital Markets, Inc.	70,000,000
Deutsche Bank Securities Inc.	35,000,000
UBS Securities LLC	35,000,000
Total	$700,000,000

Schedule 2

Significant Subsidiaries

Citizens NEWCOM Company

Citizens Telecommunications Company of New York, Inc.

Citizens Telecommunications Company of West Virginia

Citizens Telecommunications Company of the White Mountains, Inc.

Citizens Utilities Company of California

Citizens Utilities Rural Company, Inc.

Electric Lightwave, LLC

Frontier Communications of Minnesota, Inc.

Frontier Subsidiary Telco LLC

Frontier Telephone of Rochester, Inc.

Exhibit A

[Opinion of Shearman & Sterling LLP]

November [  ], 2004

J.P. Morgan Securities Inc.
Morgan Stanley & Co. Incorporated

Banc of America Securities LLC
Greenwich Capital Markets, Inc.

Deutsche Bank Securities Inc.
UBS Securities LLC

c/o J.P. Morgan Securities Inc.

270 Park Avenue

New York, New York  10017

Citizens Communications Company

Ladies and Gentlemen:

We have acted as special counsel to Citizens Communications Company, a Delaware corporation (the “Company”), in connection with the purchase and sale of 700,000,000 aggregate principal amount of the Company’s 6 ¼ % senior notes due 2013 (the “Notes”) pursuant to the Underwriting Agreement dated as of November 8, 2004 (the “Agreement”) among the Company and each of you.  The Notes are to be issued pursuant to an indenture, dated as of May 23, 2001 (the “Base Indenture”), between the Company and JPMorgan Chase Bank (formerly The Chase Manhattan Bank), as trustee (the “Trustee”), as supplemented by the Third Supplemental Indenture, dated as of November [   ], 2004 (the “Third Supplemental Indenture” and, together with the Base Indenture, the “Indenture”).  This opinion is furnished to you pursuant to Section 4(c) of the Agreement.

In that connection, we have reviewed originals or copies of the following documents:

(a)                                  The Agreement.

(b)                                 The Indenture.

(c)                                  A form of the certificate representing the Notes.

The documents described in the foregoing clauses (a) through (c) are collectively referred to herein as the “Opinion Documents.”

We have also reviewed the following:

(a)           The certificate of incorporation of the Company, as amended through May 19, 2000, and the by-laws of the Company, as amended through April 1, 2003.

(b)           The Registration Statement on Form S-3 (Registration No. 333-58044) filed by the Company pursuant to the Securities Act of 1933, as amended (the “Securities Act”), with the Securities and Exchange Commission on March 30, 2001 and amended on May 7, 2001.

(c)           A copy of the base prospectus dated May 9, 2001 as supplemented by the final prospectus supplement dated November 8, 2004 relating to the Notes, in each case in the form in which it was filed pursuant to Rule 424(b) under the Securities Act.

(d)           Originals or copies of such other corporate records of the Company, certificates of public officials and of officers of the Company and agreements and other documents as we have deemed necessary as a basis for the opinion expressed below.

In our review of the Opinion Documents and other documents, we have assumed:

(a)                                The genuineness of all signatures.

(b)                                 The authenticity of the originals of the documents submitted to us.

(c)                                  The conformity to authentic originals of any documents submitted to us as copies.

(d)           As to matters of fact, the truthfulness of the representations made in the Agreement and the other Opinion Documents and in certificates of public officials and officers of the Company.

(e)           That each of the Opinion Documents is the legal, valid and binding obligation of each party thereto, other than the Company, enforceable against each such party in accordance with its terms.

(f)                                    That:

(i)            The Company is an entity duly organized and validly existing under the laws of the jurisdiction of its organization.

(ii)           The Company has full power to execute, deliver and perform the Opinion Documents to which it is a party.

(iii)          The execution, delivery and performance of the Company of the Opinion Documents to which it is a party does not:

(A)          except with respect to Generally Applicable Law, violate any law, rule or regulation applicable to it; or

(B)           result in any conflict with or breach of any agreement or document binding on it of which any addressee hereof has knowledge, has received notice or has reason to know.

(iv)          Except with respect to Generally Applicable Law, no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or (to the extent the same is required under any agreement or document binding on it of which an addressee hereof has knowledge, has received notice or has reason to know) any other third party is required for the due execution, delivery or performance by any party to any Opinion Document to which it is a party or, if any such authorization, approval, action, notice or filing is required, it has been duly obtained, taken, given or made and is in full force and effect.

We have not independently established the validity of the foregoing assumptions.

“Generally Applicable Law” means the federal law of the United States of America, and the law of the State of New York (including the rules or regulations promulgated thereunder or pursuant thereto), that a New York lawyer exercising customary professional diligence would reasonably be expected to recognize as being applicable to the Company, the Opinion Documents or the transactions governed by the Opinion Documents, and for purposes of assumption paragraph (f) above and our opinion in paragraph 1 below, the General Corporation Law of the State of Delaware.   Without limiting the generality of the foregoing definition of Generally Applicable Law, the term “Generally Applicable Law” does not include any law, rule or regulation that is applicable to the Company, the Opinion Documents or such transactions solely because such law, rule or regulation is part of a regulatory regime applicable to the specific assets or business of any party to any of the Opinion Documents or any of its affiliates.

Based upon the foregoing and upon such other investigation as we have deemed necessary and subject to the qualifications set forth below, we are of the opinion that:

1.         The Company has taken all corporate action necessary to authorize the execution, delivery and performance of each Opinion Document to which it is a party.

2.         The Agreement has been duly executed and delivered by the Company.

3.         The Indenture has been duly executed and delivered and is the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

4.         The Notes have been duly executed by the Company and, when authenticated by the Trustee in accordance with the Indenture and delivered and paid for as provided in the Agreement, the Notes will be the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and entitled to the benefits of the Indenture.

5.         The Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended.

                Our opinions expressed above are subject to the following qualifications:

(a)           Our opinions in paragraphs 3 and 4 above are subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally (including without limitation all laws relating to fraudulent transfers).

(b)           Our opinions in paragraphs 3 and 4 are also subject to the effect of general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law).

(c)           Our opinions are limited to Generally Applicable Law and we do not express any opinion herein concerning any other law.

                                This opinion letter is rendered to you in connection with the transactions contemplated by the Opinion Documents.  This opinion letter may not be relied upon by you for any other purpose without our prior written consent.

                                This opinion letter speaks only as of the date hereof.  We expressly disclaim any responsibility to advise you of any development or circumstance of any kind, including any change of law or fact that may occur after the date of this opinion letter that might affect the opinions expressed herein.

Very truly yours,

Exhibit B

[Opinion of Finn Dixon & Herling LLP]

November [   ], 2004

J.P. Morgan Securities Inc.

As Representative of the
several Underwriters listed
in Schedule 1 to the Underwriting

Agreement referenced below

c/o J.P. Morgan Securities Inc.

270 Park Avenue

New York, New York  10017

Ladies and Gentlemen:

We have acted as special counsel to Citizens Communications Company, a Delaware corporation (the “Company”), in connection with the issuance and sale of $700 million aggregate principal amount of  6 ¼ % senior notes (each, a “Senior Note” and collectively, the “Senior Notes”) due 2013.  The Senior Notes will be issued pursuant to the Indenture (as defined below).

This opinion letter is being furnished to you pursuant to Section 4(d) of the Underwriting Agreement, dated as of November 8, 2004, between the Company and J.P. Morgan Securities Inc., as Representative of the several Underwriters listed in Schedule 1 thereto.  Capitalized terms used but not defined herein have the meanings set forth in the Underwriting Agreement.

In connection with this opinion letter, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of (i) the Company’s Registration Statement on Form S-3, File No. 333-58044, as amended to the date hereof (the “Registration Statement”), (ii) the Company’s Prospectus, dated May 9, 2001 (the “Basic Prospectus”), and Prospectus Supplement, dated November 8, 2004 (as supplemented, the “Prospectus”), (iii) the Restated Certificate of Incorporation of the Company, as currently in effect, (iv) the By-Laws of the Company, as currently in effect, (v) resolutions adopted by the Board of Directors of the Company relating to, among other things, the issuance and sale of the Senior Notes, (vi) the Underwriting Agreement, (vii) the Senior Indenture, dated as of May 23, 2001, between the Company and JPMorgan Chase Bank, as successor to The Chase Manhattan Bank, as trustee (the “Indenture Trustee”), as amended and supplemented by the Third Supplemental Indenture to the Indenture, dated as of November [  ], 2004 (such indenture, as so supplemented and amended, the “Indenture”), between the Company and the Indenture Trustee, relating to the Senior Notes, and (viii) the form of the Senior Notes and specimens thereof. The Underwriting Agreement and the Indenture are collectively referred to in this opinion letter as the “Transaction Documents.” We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or representatives of the Company and others, and such other agreements, docu-

ments, instruments, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth below.

In rendering the opinions expressed below, we have, with your consent, assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, photostatic, conformed or telecopied copies, the authenticity of the originals of such copies, the legal capacity of natural persons and the accuracy of all certificates of public officials.  As to questions of fact not independently verified by us we have relied, to the extent we deemed appropriate, upon representations, certificates and statements of officers and representatives of the Company, public officials and other persons we deemed appropriate.  Additionally, we have, with your consent, assumed and relied upon the following:

(a)                                  the accuracy of all certificates and other statements, documents, records, financial statements and papers reviewed by us, and the accuracy of all representations, warranties, schedules and exhibits contained in the Underwriting Agreement and the Indenture, with respect to the factual matters set forth therein;

(b)                                 all parties to the documents reviewed by us (other than the Company) are duly organized, validly existing and in good standing under the laws of their respective jurisdictions of formation and under the laws of all jurisdictions where they are conducting their businesses or otherwise required to be so qualified, and have full power and authority to execute, deliver and perform under such documents and all such documents have been duly authorized, executed and delivered by such parties; and

(c)                                  each of the Transaction Documents constitutes the valid and legally binding obligation of each party thereto (other than the Company) enforceable against such party in accordance with its terms.

The phrases “best of our knowledge”, “to our knowledge”, “to our actual knowledge”, “known to us”, “we are not aware of”, or similar phrases, as used herein, mean that during the course of our representation of the Company no information has come to our attention that would give us current actual knowledge, and as to the last sentence of paragraph 3 we have relied upon representations of the Company without further inquiry.

Based upon our examination as described above, and subject to the assumptions and qualifications stated herein, we are of the opinion that:

1. The Company is validly existing as a corporation in good standing under the laws of Delaware and has the corporate power and authority to own its property and to conduct its business as described in the Prospectus.

2.  The Company has the authorized capitalization as set forth in the Prospectus.

3. Each Significant Subsidiary of the Company is validly existing as a corporation, limited liability company or limited partnership in good standing under the laws of the jurisdiction of its incorporation or formation and has the corporate, limited liability company or partnership power and authority (as applicable) to own its property and to conduct its business as described in the Prospectus.

4. The Company has the full right, corporate power and authority to execute and deliver each of the Transaction Documents and to perform its obligations thereunder.

5. The execution and delivery by the Company of, and the performance by the Company of its obligations under, the Indenture, the Senior Notes, and the Underwriting Agreement will not contravene any provision of Applicable Law or the Restated Certificate of Incorporation or By-Laws of the Company or any agreement or other instrument binding upon the Company or any of its subsidiaries that is set forth as an Exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003 (the “Form 10-K”) or to any subsequently filed Current Reports on Form 8-K or Quarterly Reports on Form l0-Q or, to the best of our knowledge, any judgment, order or decree of any Governmental Authority having jurisdiction over the Company or any of its subsidiaries, and no consent, approval, authorization or order of, or qualification with, any Governmental Authority is required for the performance by the Company of its obligations under the Transaction Documents, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Senior Notes.

6. The descriptions in the Prospectus of statutes and contracts and other documents are accurate in all material respects. The statements (a) in the Prospectus Supplement under the captions “Description of Notes” and “Underwriting”, (b) in the Basic Prospectus, as supplemented by the Prospectus Supplement, under the captions “Description of Debt Securities,” “Plan of Distribution,” and (c) in Part II of the Registration Statement under Item 15, in each case insofar as such statements constitute summaries of the legal matters, documents, or conclusions referred to therein, in each case in all material respects fairly presents the information called for with respect to such legal matters, documents and conclusions and fairly summarizes the matters referred to therein. We do not know of any legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or of any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed or incorporated by reference as exhibits to the Registration Statement that are not described, filed or incorporated as required.

7. The Company is not an “investment company” as such term is defined in the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder, without taking into account any exemption under the Investment Company Act arising out of the number of holders of the Company’s securities.

8. The Company is not a “holding company” within the meaning of the Public Utility Holding Company Act and regulations of the Commission thereunder.

9. Each document filed pursuant to the Exchange Act subsequent to December 31, 2003 incorporated by reference in the Prospectus (except for financial statements and schedules and other financial and statistical data included or incorporated by reference therein, as to which we express no opinion) (such documents are referred to as the “Exchange Act Documents”) complied when so filed as to form in all material respects with the Exchange Act and the applicable rules and regulations of the Commission promulgated thereunder; and the Registration Statement, when it became effective, and the Prospectus, as of November 8, 2004 (except for financial statements and schedules and other financial and statistical data included or incorporated by reference therein as to which we express no opinion), complied as to form in all material respects with the Securities Act and the applicable rules and regulations of the Commission promulgated thereunder.

10. Subject to the qualifications and limitations stated therein, the statements set forth in the Prospectus under the caption “Material United States Federal Income Tax Consequences,” insofar as they purport to constitute summaries of matters of United States federal income tax laws and regulations or legal conclusions with respect thereto, constitute accurate summaries of the matters described therein in all material respects.

As used in this opinion letter, the term (a) “Applicable Law” means only the laws of the United States, the State of New York and the General Corporation Law of the State of Delaware, but without us having made any special investigation as to the applicability of any specific law, rule or regulation except as specified, and (b) “Governmental Authority” means any New York or federal executive, legislative, judicial, administrative or regulatory body.

We have participated in conferences with officers and representatives of the Company, representatives of the independent public accountants of the Company, and representatives of the Underwriters and their counsel at which the contents of the Exchange Act Documents, Registration Statement and Prospectus and related matters were discussed, and, although we have not independently verified and are not passing upon and assume no responsibility for the accuracy, completeness or fairness of the statements contained in the Exchange Act Documents, Registration Statement and Prospectus (except as specified in paragraphs 6 and 10), on the basis of the foregoing (relying as to factual matters upon the statements of officers and other representatives of the Company and others) no facts have come to our attention that cause us to believe that the Registration Statement, as of its effective date, or the Prospectus (including the Exchange Act Documents), as of November 8, 2004, or at the date of this opinion letter, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that we express no view with respect to the financial statements and related notes thereto and the other financial and statistical information included in, incorporated by reference in, or excluded from the Registration Statement and Prospectus, including the Exchange Act Documents).

Members of this firm are members of the Bar of the State of New York and the foregoing opinions are limited to the laws of the State of New York, the Federal laws of the United States that, in our experience, are normally applicable to transactions of the type contemplated by the Transaction Documents (but not including those regulating the telecommunications and public utility industries), and the General Corporation Law of the State of Delaware.

Our opinions set forth in this letter are based upon the facts in existence and laws in effect on the date hereof and we expressly disclaim any obligation to update our opinions herein, regardless of whether changes in such facts or laws come to our attention after the delivery hereof.

Our opinions with respect to good standing and valid existence are based solely on certificates of the relevant Secretaries of State.

This opinion letter is solely for the benefit of the addressee hereof in connection with the consummation of the transactions contemplated by the Underwriting Agreement. This opinion letter may not be relied upon in any manner by any other person and may not be disclosed, quoted, filed with a governmental agency or otherwise referred to without our express prior written consent.

Very truly yours

Exhibit C

[Opinion of L. Russell Mitten]

November [   ], 2004

J.P. Morgan Securities Inc.

As Representative of the
several Underwriters listed
in Schedule 1 to the Underwriting

Agreement referenced below

c/o J.P. Morgan Securities Inc.

270 Park Avenue

New York, New York  10017

Ladies and Gentlemen:

I am Senior Vice President and General Counsel and Secretary of Citizens Communications Company, a Delaware corporation (the “Company”). You have requested my opinion with respect to certain matters relating to the issuance and sale of $700 million aggregate principal amount of 6 ¼ % senior notes (each, a “Senior Note” and collectively the “Senior Notes”) due 2013 of the Company.  The Senior Notes will be issued pursuant to the Indenture (as defined below).

This opinion letter is being furnished to you pursuant to Section 4(e) of the Underwriting Agreement, dated as of November 8, 2004, between the Company and J.P. Morgan Securities Inc., as Representative of the several Underwriters listed in Schedule 1 thereto.  Capitalized terms used but not defined herein have the meanings set forth in the Underwriting Agreement.

In connection with this opinion letter, 1 have examined and am familiar with originals or copies, certified or otherwise identified to my satisfaction, of: (i) the Company’s Registration Statement on Form S-3, File No. 333-58044, as amended to the date hereof (the “Registration Statement”), (ii) the Company’s Prospectus, dated May 9, 2001 (the “Basic Prospectus”), and Prospectus Supplement, dated November 5, 2004 (as supplemented, the “Prospectus”), (iii) the Restated Certificate of Incorporation of the Company, as currently in effect, (iv) the By-Laws of the Company, as currently in effect, (v) resolutions adopted by the Board of Directors of the Company relating to, among other things, the issuance and sale of the Senior Notes, (vi) the Underwriting Agreement, (vii) the Senior Indenture, dated as of May 23, 2001, between the Company and JPMorgan Chase Bank, as successor to The Chase Manhattan Bank, as trustee (the “Indenture Trustee”), as amended and supplemented by the Third Supplemental Indenture to the Indenture, dated as of November [   ], 2004 (such indenture, as so supplemented and amended, the “Indenture”), between the Company and the Indenture Trustee, relating to the Senior Notes, and (viii) the form of the Senior Notes and specimens thereof.  I have also examined originals or copies of  such records of the Company and such agreements, certificates of public officials, certificates of officers or representatives of the Company and others, and such other agreements, documents, instruments, certificates, and records as I have deemed necessary or appropriate as a basis for the opinions set forth below.

In rendering the opinions expressed below, I have, with your consent, assumed and relied upon the accuracy and completeness of all certificates and other statements, documents, records, financial statements, and papers reviewed by me.

I am a member of the Bar of the States of Missouri, Texas, Washington, and Hawaii and do not express any opinion herein other than with respect to the laws of the States of Missouri, Texas, Washington, and Hawaii and those federal laws of the United States that I reasonably believe to be applicable to a transaction of this nature (in each case, solely to the extent set forth herein and including those laws regulating the telecommunications and public utilities industries), the Delaware General Corporation Law, and the New York Business Corporation Law (collectively, the “Applicable Laws”).

As used in this opinion letter, the term “Governmental Authority” means any New York or federal executive, legislative, judicial, administrative or regulatory body.

Based upon my examination as described above, and subject to the assumptions and qualifications stated, I am of the opinion that:

                (1)           The Company has been duly incorporated under the laws of Delaware.

                (2)           Each Significant Subsidiary has been duly incorporated under the laws of its jurisdiction of organization.

                (3)           The statements (a) in “Item 1- Business-Regulatory Environment” and “Item 3 — Legal Proceedings” of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003, and (b) in “Item 1 — Legal Proceedings” of Part II of the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2004 and the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2004, in each case insofar as such statements constitute summaries of the legal matters, documents, conclusions, or proceedings referred to therein, in each case in all material respects fairly presents the information called for with respect to such legal matters, documents, conclusions, and proceedings and fairly summarizes the matters referred to therein.

                (4)           There are no legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus, or to be filed or incorporated by reference as exhibits to the Registration Statement, that are not described, filed or incorporated as required.

                (5)           The execution and delivery by the Company of, and the performance by the Company of its obligations under the Indenture, the Senior Notes, and the Underwriting Agreement will not contravene any provision of Applicable Law or, to the best of my knowledge, any judgment, order or decree of any Governmental Authority having jurisdiction over the Company or any of its subsidiaries, and no consent, approval, authorization or order of, or qualification with, any Governmental Authority is required for the performance by the Company of its obligations under the Transaction Documents, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Senior Notes.

I have participated in conferences with officers and representatives of the Company, representatives of the independent public accountants of the Company, and representatives of the Underwriters and their counsel at which the contents of the Registration Statement, Prospectus, the documents filed pursuant to the  Exchange Act subsequent to December 31, 2003 incorporated by reference in the Prospectus (except for financial statements and schedules and other financial and statistical data included or incorporated by reference therein, as to which I express no opinion) (the “Exchange Act Documents”) and related matters were discussed, and, although I have not independently verified and am not passing upon and assume no responsibility for the accuracy, completeness or fairness of the statements contained in the Exchange Act Documents, Registration Statement and Prospectus (except as specified in paragraphs 2 and 3), on the basis of the foregoing (relying as to factual matters upon the statements of officers and other representatives of the Company and others) no facts have come to my attention that cause me to believe that the Registration Statement, as of its effective date, or the Prospectus (including the Exchange Act Documents), as of November 8, 2004, or at the date of this opinion letter, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that I express no view with respect to the financial statements and related notes thereto and the other financial and statistical information included in, incorporated by reference in, or excluded from the Registration Statement and Prospectus, including the Exchange Act Documents).

This opinion letter is solely for the benefit of the addressees hereof in connection with the consummation of the financing transactions contemplated by the Underwriting Agreement. This opinion letter may not be relied upon in any manner by any other person (other than Finn Dixon & Herling LLP) and may not be disclosed, quoted, filed with a governmental agency or otherwise referred to without my express prior written consent.  My opinions set forth in this letter are based upon the facts in existence and laws in effect on the date hereof and I expressly disclaim any obligation to update my opinions herein, regardless of whether changes in such facts or laws come to my attention after the delivery hereof.

Very truly yours,

L. Russell Mitten
Senior Vice President, General Counsel & Secretary
Citizens Communications Company